                                                              12/19/97 iVillage

                          ONLINE SERVICES AGREEMENT

This ONLINE SERVICES AGREEMENT, is made as of December 19, 1997, (the "Effective Date"), with a launch date of February 1, 1998, or another date as mutually agreed upon in good faith by the parties ("Launch Date") by and between iVillage, Inc., a Delaware corporation having its principal offices at 170 Fifth Avenue, New York, New York 10010 ("iVillage"), and CHARLES SCHWAB & CO., INC., a California corporation having its principal offices at 101 Montgomery Street, San Francisco, California 94104 ("Schwab").

         WHEREAS, iVillage owns and operates a Web site on the Internet under the name "Armchair Millionaire" or as such other name as iVillage may determine (uniform resource locator http://www.armchairmillionaire.com) (the "Armchair Site"), which is a financial community directed to the long-term investor, or those seeking basic information on investing, and which is comprised of a variety of areas dedicated to providing investment-related information.

         WHEREAS, Schwab is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and desires to promote its securities brokerage business by having certain promotions, advertisements, and hyperlinks placed on the Armchair Site, and by sponsoring the Brokerage and Mutual Fund areas on the Armchair Site during the term of the Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and premises hereinafter provided, iVillage and Schwab agree as follows:

1. Publication of Promotions and Advertisements and Establishment of Sponsored Areas and Hyperlinks.

         (a) During the term of the Agreement, Schwab shall be the exclusive sponsor of the Brokerage and Mutual Fund areas on the Armchair Site ("Sponsorship Activities"). The Sponsorship Activities are more fully described in Paragraphs l(a) and l(b) of Exhibit A to this Agreement.

         (b) iVillage will publish promotions and advertisements detailed in Exhibit A and establish one or more hyperlinks (the "Schwab Hyperlinks") described in Exhibit A, pointing to Schwab's Web site or pages thereon described on Exhibit A ("Schwab Site") where Schwab offers various products and services relating to its securities brokerage and financial services business.

         (c) Subject to Section 3, iVillage may also disseminate or post on any of its Web sites or otherwise, promotional, sales, marketing, advertising, or other material or information (including, but not limited to, news releases, press releases, advertising

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




scripts, direct mail and E-mail correspondence, and display and online advertising) referring to Schwab, its affiliates, or their respective products or services (collectively, "Informational Material"). Informational Material does not include editorial content prepared by, or at the direction of, iVillage.

         (d) iVillage will publish the Schwab Content described in Exhibit A within the Armchair Site as mutually agreed upon in good faith by the parties.

         (e) Other than by engaging in the activities described in Sections 1
(a) and (b) above, iVillage and its employees will not (1) describe the Schwab Services, excluding editorial content prepared by, or at the direction of, iVillage (other than disseminating or posting Informational Material approved in each case by Schwab pursuant to Section 3 below); (2) recommend or endorse specific securities (other than by disseminating publications or information prepared by third parties that are responsible for such content); or, directly or indirectly, recommend or endorse specific broker-dealers (including, but not limited, to ranking or rating brokerage companies or providing hyperlinks to brokerage or mutual fund companies (excluding permitted advertisements), unless approved by in advance by Schwab).

         (f) iVillage and its employees will not become involved in the financial services offered by Schwab, including (A) opening, maintaining, administering, or closing customer brokerage accounts with Schwab; (B) soliciting, processing, or facilitating securities transactions relating to customer brokerage accounts with Schwab; (C) extending credit to any customer for the purpose of purchasing securities through, or carrying securities with, Schwab; (D) answering customer inquiries or engaging in negotiations involving brokerage accounts or securities transactions; (E) accepting customer securities orders, selecting among broker-dealers or routing orders to markets for execution; (F) handling funds or securities of Schwab customers, or effecting clearance or settlement of customer securities trades; or (G) resolving or attempting to resolve any problems, discrepancies, or disputes involving Schwab customer accounts or related transactions.

2.       Trademarks.

         (a) iVillage grants Schwab a revocable, royalty-free, non-transferable, non-exclusive right to display the trade or service name and mark "iVillage or Armchair Millionaire" and related logos (collectively, the "iVillage Marks") solely for the purposes of identifying and promoting iVillage Web sites through which certain Schwab services may be made available; provided, however, that (1) Schwab will not modify the iVillage Marks or use them for any purpose other than as set forth above; (2) Schwab will not engage in any action that adversely affects the good name, good will, image or reputation of iVillage or its Web sites or associated with the iVillage Marks;
(3) Schwab will at all times use the appropriate trade or service mark notice ((TM), (SM) or (R), whichever is applicable) or such other notice as iVillage may from time to time specify on any item or material bearing the iVillage Marks; and (4) iVillage will have the right to review and approve in advance all materials to be disseminated electronically or otherwise by Schwab, referring to iVillage, its affiliates, or their respective products or services or containing the iVillage Marks, which approval may be withheld by iVillage in its reasonable business discretion. Except as otherwise provided by this Agreement, Schwab makes no representation or warranty as to the extent or degree, if any, to which it will market, advertise or promote the availability of certain of its services through iVillage's Web sites.

         (b) Notwithstanding the foregoing, iVillage does not have the right to review and approve Schwab marketing materials or message content other than the use of the iVillage Marks within such materials or messages.

         (c) Schwab grants iVillage a revocable, royalty-free, non-transferable, non-exclusive right to display the trade or service names and marks "Schwab" and "Charles Schwab & Co., Inc." and related logos
(collectively, the "Schwab Marks") solely for the purposes of creating and maintaining the Sponsorship Activities, the Schwab Hyperlinks and for identifying and promoting those Schwab Services that may be made available through iVillage Web sites; provided, however, that (1) iVillage will not modify the Schwab Marks or use them for any purpose other than as set forth above; (2) iVillage will not engage in any action that adversely affects the good name, good will, image or reputation of Schwab or associated with the Schwab Marks; (3) iVillage will at all times use the appropriate trade or service mark notice ((TM), (SM) or (R), whichever is applicable) or such other notice as Schwab may from time to time specify on any item or material bearing the Schwab Marks; and (4) Schwab will have the right to review and approve in advance all materials to be disseminated electronically or otherwise by iVillage, referring to Schwab, its affiliates, or their respective products or services or containing the Schwab Marks, which approval may be withheld by Schwab in its reasonable business discretion. Any approval given by Schwab under this Section 2(b) does not constitute an approval for purposes of Section 3 below.

         (d) Notwithstanding the foregoing, Schwab does not have the right to review and approve iVillage marketing materials or message content other than the use of the Schwab Marks within such materials or messages.

3. Schwab Approval of Informational Material. iVillage acknowledges that, as a registered broker-dealer and member of various securities self-regulatory organizations, Schwab is subject to extensive regulation in connection with its communications with the public. Accordingly, iVillage agrees that, in addition to rights to approval in Sections 2(b) and 8 hereof, Schwab will have the right to review and approve in advance, all Informational Material. Without limiting the generality of the foregoing, this right includes the right to review and mutually agree upon (a) any change in the placement of Schwab's name or the Schwab Hyperlinks, (b) any Schwab sponsored content, and
(c) the placement of Schwab's name on any iVillage Web site screens or pages.

4. Representations and Warranties. Schwab and iVillage each represent and warrant with respect to itself as follows: (a) such party is duly organized, validly existing, and in good standing under the laws of the state in which it is incorporated, and has the power and authority to carry on its business as now being conducted; (b) this Agreement has been duly executed and delivered on behalf of such party and is a legal, valid, and binding obligation of such party enforceable against it in accordance with the terms of this Agreement, except (1) as the same may be limited by bankruptcy, insolvency, reorganization, or other laws or equitable principles relating to or affecting the enforcement of creditors' rights, and (2) that the availability of equitable remedies including specific performance is subject to general equitable principles applied at the discretion of a court; and (c) such party owns full right, title and interest in or otherwise has the right to grant to the other party the rights granted in Section 2 above, and the trade or service names and marks subject to such grant do not, to such party's knowledge, infringe any rights of a third party. iVillage represents, warrants and agrees that (a) the content in the Armchair Site is and will remain lawful and non defamatory and does and will not infringe any intellectual property or personal right held by any person; and (b) the products and services offered by iVillage to users are offered, sold or otherwise provided in compliance with applicable laws in all material respects, (c) that its' entering into this Agreement does not violate an agreement with or require the approval of any third party. Schwab represents, warrants and agrees that (a) the content it provides for posting in the Armchair Site is and will remain lawful and non defamatory and does and will not infringe any intellectual property or personal right held by any person; and (b) the products and services offered by Schwab to users are offered, sold or otherwise provided in compliance with applicable laws in all material respects.

5. Compensation. Subject to the terms and conditions of this Agreement, Schwab will pay iVillage the following compensation, in equal bi-annual installments, during the term of this Agreement:

         (a) During the first year following the Launch Date [*], which is comprised of a [*] set-up fee and a [*] sponsorship fee the first bi-annual installment to be due and payable upon execution of this Agreement, and [*] of which is nonrefundable under Sections 5(d) and (e) below;

         (b) During the second year following the Launch Date, [*], which is comprised of a [*] exclusivity fee, which is due and payable on the first anniversary of the Launch Date, and a [*] sponsorship fee, [*] of which is nonrefundable under Sections 5(d) and (e) below;

         (c) During the third year following the Launch Date, [*], which is comprised of a [*]

[*] Confidential treatment requested.

exclusivity fee, which is due and payable on the second anniversary of the Launch Date, and a [*] sponsorship fee, [*] of which is nonrefundable under Sections 5(d) and (e) below;

         (d) If Schwab's Performance Objectives, as defined in Exhibit A, are not met during the first or second year following the Launch Date, and Schwab does not terminate the Agreement, Schwab will be entitled to a fee reduction in the next year of the Agreement as set forth in Exhibit A.

         (e) If Schwab's Performance Objectives are not met during either the first or second year following the Launch Date and Schwab terminates the Agreement, or if Schwab's Performance Objectives are not met during the third year following the Launch Date and the Agreement expires, iVillage shall pay to Schwab a cash amount equal to the dollar amount of the fee reduction that Schwab would have received in the next year if Schwab did not terminate the Agreement or the Agreement did not expire. For a payment that is owed at the end of the first or second year, such cash payment shall be calculated on the ninetieth (90th) day following the effective date of termination ("Calculation Date") and shall be reduced by any additional Performance Objectives that are achieved between the date that Schwab gives notice of termination and the Calculation Date. For a cash payment that is owed at the end of the third year of the Agreement, such cash payment shall be calculated on the one hundred and eightieth (180th) day following the expiration of the Agreement ("third-year Calculation Date") and shall be reduced by any additional Performance Objectives that are achieved up until that date.

         (f) Schwab and iVillage will discuss in good faith opportunities for Schwab to benefit from [*] of gross advertising revenue collected in areas containing content co-developed by the parties.

6.       Term of Apreement; Termination.

         (a) This Agreement will be effective beginning on the date hereof and will expire on the three-year anniversary of the Effective Date of this Agreement unless terminated sooner pursuant to this Section 6.

         (B) Schwab may terminate the agreement, upon thirty (30) days notice to iVillage, six months after the Launch Date if Schwab's Performance Objectives for that time period are not met.

         (c) Without cause and without breach or penalty, Schwab may terminate the Agreement by giving notice to iVillage at least ninety (90) days prior to each one-year

[*] Confidential treatment requested.

anniversary of the Effective Date of the Agreement. In addition, Schwab may terminate the Agreement based upon not meeting its Performance Objectives in the immediately preceding year, by giving notice to iVillage at least sixty
(60) days prior to each one-year anniversary of the Launch Date. If Schwab terminates based upon not meeting its Performance Objectives, iVillage shall provide cash compensation, to Schwab, if any, as indicated in Section 5(e) of this Agreement.

         (d) Notwithstanding any other provision of this Agreement to the contrary, (1) either party will have the right to terminate this Agreement if the other party breaches any representation, warranty, covenant or obligation in this Agreement and fails to cure such breach within thirty (30) days after written notice thereof from the non-breaching party; and (2) either party may terminate this Agreement immediately, on written notice to the other party, if
(a) such other party becomes subject to a statutory disqualification under applicable provisions of the Exchange Act or becomes subject to any proceeding that might result in it being so disqualified; (b) such other party or any of its affiliates registers as or acquires a broker-dealer; or (c) such other party (i) applies for or consents to the appointment of, or the taking of possession of its property by, a receiver, custodian, trustee or liquidator;
(ii) admits in writing its inability to pay its debts as they become due;
(iii) makes a general assignment for the benefit of creditors; (iv) is adjudicated as bankrupt or insolvent; (v) files a voluntary petition in bankruptcy or a petition or answer seeking reorganization, an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement or insolvency proceeding; or (vi) initiates an action of dissolution or liquidation.

7.       Indemnification.

         (a) iVillage (referred to in this Section 7(a) as the "indemnifying party") agrees to indemnify, hold harmless, reimburse and defend Schwab, and Schwab's directors and officers (referred to in this Section 7(a) as the "indemnified party"), from and against any claim, suit, action, or other proceeding brought against the indemnified party arising out of or in connection with (i) the indemnifying party's breach of any representation, warranty, covenant or obligation in this Agreement; (ii) any grossly negligent or wrongful act or omission of the indemnifying party with respect to the subject matter of this Agreement; or (iii) a claim that any material, product, information or data or service produced, distributed, offered or provided by the indemnifying party (including, without limitation, any material presented on any site on the Internet, produced, maintained or published by the indemnifying party, but excluding hyperlinks to sites on the Internet produced, maintained or published by a third party) infringes in any manner, any copyright, patent, trademark, trade secret or any intellectual property right of any third party. The indemnifying party will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by the indemnified party in connection with or arising from any such claim, suit, action or other proceeding;

         (b) Schwab (referred to in this Section 7(b) as the "indemnifying party") agrees to indemnify, hold harmless, reimburse and defend iVillage it officers and directors (referred to in this Section 7(b) as the "indemnified party"), from and against any claim, suit, action, or other proceeding brought against the indemnified party arising out of or in connection with (i) the indemnifying party's breach of any representation, warranty, covenant or obligation in this Agreement; or (ii) a claim that any content, material, product, information or data provided by the indemnifying party that is posted on the Armchair Site (including any material presented on any site on the Internet, produced, maintained or published by the indemnifying party, but excluding hyperlinks to sites on the Internet produced, maintained or published by a third party) infringes in any manner, any copyright, patent, trademark, trade secret or any intellectual property right of any third party. The indemnifying party will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by the indemnified party in connection with or arising from any such claim, suit, action or other proceeding;

         (c) Whenever any claim for indemnification arises under this Section 7, the indemnified party will promptly notify indemnifying party of the claim and, when known, the facts constituting the basis for such claim and the amount or an estimate of the amount of the liability arising therefrom. At its option, the indemnified party may defend itself against any claim brought against it that is subject to indemnification under this Section 7, in which case indemnifying party will pay all reasonable attorneys' fees and costs thus far incurred but will no longer be obligated to defend the indemnified party against such claim (but will still be obligated to indemnify, hold harmless, and reimburse the indemnified party with respect to such claim as provided in Paragraph (a) and (b) above). The indemnifying party will not be obligated to indemnify the indemnified party with respect to any claim settled or compromised by the indemnified party and with respect to which the indemnified party has exercised the foregoing option to defend itself unless the indemnifying party has consented to the settlement or compromise of such claim in writing, which consent will not be unreasonably withheld or delayed. In each case in which the indemnified party does not exercise the foregoing option, the indemnified party may require the indemnifying party to defend the former against the claim(s) and to bear all costs and fees incurred in doing so. In such event, the indemnified party may participate in defense of the claim(s) by retaining its own counsel, whose fees and costs it then will pay, and whether or not the indemnified party elects to participate in the defense, the indemnifying party may not settle or compromise such claim(s) in a manner which adversely affects the indemnified party without the latter's written consent beforehand, which consent will not be unreasonably withheld or delayed.

8.       Non-Solicitation of Schwab Customers; Confidentialily and Publicity.

         (a) iVillage will not (1) target or solicit individual, identifiable customers of Schwab or any group of such customers by direct mail, fax, E-mail, online advertising, cookie or identification-based automatic routing to non-Schwab Web sites, or by similar means on behalf of any person or entity that may reasonably be deemed to be engaged in providing securities brokerage or financial information or services in competition with Schwab (a "Schwab Competitor"); (2) sell, license, disclose, distribute or transfer to any third party a list consisting of individuals known to iVillage to be Schwab customers, or any aggregate financial or demographic information about individuals known to iVillage to be Schwab customers, that identifies the individuals as customers of Schwab, whether expressly or by direct implication. Schwab acknowledges and agrees that iVillage may solicit and advertise to visitors to its Web sites so long as iVillage does not solicit or advertise to visitors selected based in whole or in part on such visitors being customers of Schwab on behalf of any Schwab Competitor.

         (b) Neither party (as such, the "Receiving Party") shall disclose to any third party (other than its accountants, attorneys or other agents who have a need to know such information), or use other than as specified in this Agreement, any confidential information disclosed by the other party (as such, the "Disclosing Party"), including but not limited to any information relating to the Disclosing Party's customers (including their identities or any aggregate financial, demographic or other information about them).

         (c) Neither party will, without the prior written consent of the other party, (1) disclose to any third party (other than such party's accountants, attorneys, or other agents who have a need to know such information) the terms and conditions of this Agreement; or (2) make any public announcement regarding the existence of this Agreement.

         (d) The parties agree that a breach of this Section 8 would cause irreparable injury not compensable solely in money damages.

9. Limitations on Liability. The liability of either party for damages or alleged damages hereunder, whether in contract, tort or any other legal theory is limited to, and will not exceed the amounts to be paid by Schwab to iVillage hereunder; provided, however, that these limitations of liability will not apply to claims related to either party's indemnity obligations under
Section 7 or for breaches or alleged breaches of Section 8 of this Agreement.

10. Service and Support. iVillage will regularly monitor and take reasonable steps to maintain the operation and performance of the Armchair Site. iVillage will use its reasonable efforts to support increasing numbers of users on the Armchair Site including operating sufficient numbers of servers for reasonably anticipated levels of user traffic. iVillage will make contact persons directly available to Schwab for technical inquiries via E-mail or telephone. In addition:

         a) iVillage will make contact persons directly available to Schwab for technical inquiries via phone and/or email, as noted in the Customer Service Exhibit B, which is attached hereto;

         b) Any customer inquiries involving brokerage accounts or securities transactions will not be transferred or forwarded from iVillage directly to Schwab. iVillage will refer the customer to contact Schwab;

         c) For customer email messages, iVillage shall reply to the customer email within 24 hours, instructing the customer to send an email to Schwab or telephone Schwab as noted in the Customer Service Exhibit;

         d) For customer telephone calls, iVillage shall refer the customer to telephone Schwab at the phone numbers noted in the Customer Service Exhibit;

         e) Schwab will make contact persons directly available to iVillage for customer support inquiries via phone, as noted in the Customer Service
Exhibit. iVillage shall not transfer any customers to Schwab on this telephone number; it is solely for iVillage staff support;

         f) Customer Service hours of operation will be as indicated in the Customer Service Exhibit;

         g) Upon request, iVillage shall make available to Schwab Training, Training Documentation, or Technical Documentation such as Error Messages, for Customer Support; and

         h) iVillage shall provide reasonable advance notice to Schwab of any browser compatibility changes.

11.      Miscellaneous.

         (a) This Agreement will be governed by and construed in accordance with the substantive laws of the United States and the internal laws of State of California. The headings of the sections are for convenience of reference only and will not affect the meaning or operation of this Agreement. The terms and conditions of this Agreement are subject to all applicable laws and regulations which are currently in effect or which may become effective during the term of this Agreement. If any provision of this Agreement is considered void, voidable, illegal, or invalid for any reason, such provision will be of no force and effect only to the extent that it is so declared void, voidable, illegal, or invalid. All of the provisions of this Agreement not specifically found to be so deficient will remain in full force and effect. The parties hereto, their successors and permitted assigns consent to the jurisdiction of the courts of the State of California in respect to any legal proceeding that may result from a dispute as to the interpretation or breach of this Agreement. Schwab and iVillage are each independent contractors, and this Agreement will not be construed as creating a joint venture, partnership, franchise, employment or agency relationship between iVillage and Schwab. Each party acknowledges that the arrangements contemplated in this Agreement are non-exclusive, except with respect to the subject matter of this Agreement, and that each party may enter into arrangements with third parties that are similar or identical to those contemplated in this Agreement that are not in direct conflict this Agreement.

         (b) The provisions of Sections 1(f), 3, 4, 7, 8 and 11 of this Agreement will survive the termination or expiration of this Agreement.

         (c) This Agreement (together with exhibits) constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings, negotiations, or agreements, written or oral, regarding such subject matter. Any amendment or other modification of this Agreement will be effective only if in writing and signed by both parties. No term or provision of this Agreement may be waived except by a written instrument duly executed by the party against whom such or waiver is sought to be enforced. This Agreement may not be assigned by either party, without the other party's prior written consent (which will not be unreasonably withheld). Any purported assignment in violation of this Section will be void. This Agreement will bind and inure to the benefit of the parties and their respective successors or permitted assigns.

         (d) All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly delivered if delivered by hand or sent by prepaid registered or certified mail or by telecopy or electronic mail (confirmed by concurrent written notice sent by first class U.S. mail) addressed as follows (or to such other address as may be designated by a party, in writing, pursuant hereto):

If to Schwab:                                If to iVillage:

Charles Schwab & Co., Inc.                   iVillage, Inc.
101 Montgomery Street                        170 Fifth Avenue
San Francisco, California 94104              New York, New York 10010
Fax (415) 636-0089                           Fax (212) 604-1933
Attention: Pamela Saunders                   Attention: Robert Levitan

with a copy to:                              with a copy to:

Enterprise Counsel - Electronic Brokerage    Vice President Finance/Operations
Attention: Colleen McCall                    Attention: Steve Elkes


         (e) This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


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




iVILLAGE, Inc.                          CHARLES SCHWAB & CO., Inc.


By:   /s/ Steve Elkes                   By:   /s/ Pamela Saunders
      ---------------                         --------------------


Its:                                    Its:  Vice President
      ---------------                         --------------------
                                              Electronic Brokerage


Date:                                   Date:     12/19/97
      ---------------                         --------------------

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                                                                     EXHIBIT A

      Sponsorship Activities, Promotions, Advertisements and Hyperlinks


1.  Sponsorship Activities

(a) iVillage grants Schwab exclusive sponsorship of the Brokerage center and the Mutual Fund center on the Armchair Site (the "Sponsorship Areas"). This exclusive sponsorship grants Schwab exclusive advertising for brokerage services for the term of this Agreement and exclusive mutual fund advertising in the first year of this Agreement. Other mutual fund advertising will be permitted in year two and three but will be limited to mutual fund families that participate in the Schwab Mutual Fund OneSource offering, and other mutual fund families as mutually agreed upon in good faith by the parties.

(b) During the term of the exclusive sponsorship, iVillage will not post hyperlinks on the Armchair Site to other brokerage or mutual fund companies (excluding permitted advertising) nor will it post content that contains a rating or ranking of brokerage companies. The exclusive sponsorship also prohibits iVillage from building any co-developed content with, or content links to brokerage and mutual fund competitors or competitor-branded Web sites from the Armchair Site, except as mutually agreed upon in good faith by the parties.

(c) iVillage will provide Schwab with a prominent presence on the Armchair Site home page in addition to providing Schwab presence in banner advertisements and content pages.

(d) In sponsored or co-developed content, iVillage will use its best efforts to portray Schwab as a provider of unbiased investment information through third-party resources and/or academic investment research data developed by Schwab. iVillage will also post information on the Armchair Site and other iVillage Web sites about Schwab's investor education events, such as Schwab in-branch seminars.

(e) Throughout the term of this Agreement, use its best efforts iVillage will provide survey research results and data on user online investing behavior and preferences and user feedback on Schwab through community user interaction on an aggregate and/or anonymous basis.

 (f) iVillage will provide ongoing consultation to Schwab throughout the term of the Agreement on effective community building tools and activities.

2. Content Links

At Schwab's request, iVillage will provide links from the Sponsorship Areas to content on Schwab's Web site. The links will be accessed through Armchair Site pages listing services available at Schwab's Web site including brief descriptions of those services. Links discussed for the launch of the Schwab sponsorship include, but are not limited to, the Retirement Planner, the College Planner, the Guide to Understanding Market Cycles, Asset Allocation Strategies and selected mutual fund content on Mutual Fund OneSource Online including a SchwabFunds content link. Other content links from the Sponsorship Areas mutually agreed upon by both parties may be developed throughout the term of the Agreement.

3. Content Development, Sharing and Review

(a) iVillage and Schwab agree to jointly develop new content to reside on the Sponsorship Areas. iVillage will assume web development responsibility for any newly created content as summarized below. Other content mutually agreed upon by both parties may be developed by iVillage throughout the term of this Agreement in the Sponsorship Areas. Content jointly developed by Schwab and iVillage may also be made available at Schwab's Web site at Schwab's discretion.

          (i) Ask the Experts Content. Schwab will provide content to iVillage in the form of weekly answers to popular investing questions submitted by iVillage users. Answers to these questions will be provided by Financial Advisors selected by Charles Schwab, Schwab's Investment Products and Research staff and the SchwabFunds Portfolio Management group.

          (ii) Advisor Source Content. At Schwab's request, iVillage will include content on the Armchair Site describing Schwab's Advisor Source offering along with a brief profile of the financial advisors participating in the program. This content area may link to Schwab for more information about this program.

         (iii) Schwab Branch Seminars. At Schwab's request, iVillage agrees to develop and post content summarizing online investing seminars available at Schwab branch offices and other Schwab hosted educational events.

          (iv) Schwab Investment Products and Research. At Schwab's request, iVillage agrees to develop and post content on Schwab's mutual fund analytical information produced by the Investment Products and Research staff including the online posting of their newsletter.

 (b) In addition to Schwab-branded and Schwab/iVillage co-branded content, Schwab has the right, but not the obligation, to review and approve in advance all content that is to be posted in the Brokerage or Mutual Fund Centers that could reasonably be attributed to Schwab. iVillage will deliver such content to Schwab at least two business date in advance of its scheduled posting date. If Schwab does not provide comments within two business days after iVillage has delivered it, iVillage may post the content. After content is posted, Schwab has the right, but not the obligation, to request iVillage to modify or remove such content if Schwab believes that such content could reasonably be attributed to it.

 (c) In addition, Schwab has the right, but not the obligation, to request that any allegedly offending content posted on the Armchair Site, other than messages from users appearing on message boards or in chat rooms and banner advertisements, be removed.

          (i) If iVillage refuses to remove the allegedly offending content and Schwab reasonably believes that such content could cause Schwab to be viewed as violating any law or regulation or if Schwab reasonably believes that such content incorrectly suggests an affiliation between, or a Schwab-endorsement of, any third party or that party's products or services, then Schwab may immediately terminate this Agreement without breach or penalty;

          (ii) If iVillage refuses to remove the allegedly offending content and the content is not subject to Paragraph 3(c)(i) of this Exhibit A, but Schwab believes such content is outside the scope of iVillage's Mission Statement with respect to the Armchair Site, then Schwab may terminate the Agreement without breach or penalty by giving ninety (90) days notice to iVillage.


4. Live Events on the Armchair Site

(a) Subject to iVillage's consent (which shall not be unreasonably withheld), iVillage will permit Schwab to host and/or sponsor live investment forums on the Armchair Site. For those investment forums specifically developed and hosted by Schwab, Schwab owns the right of all forum registration information including email addresses of users requesting future Schwab forum information.

(b) Schwab and iVillage may also jointly develop web-based investing courses at the Armchair Site. Any courses developed by Schwab will be specifically Schwab branded and courses developed by iVillage will be branded according to their preference.

(c) Any live events jointly developed by Schwab and iVillage may also be made available at Schwab's Web site at Schwab's discretion.

5. Armchair Content Sharing for Schwab's Web Site

Without additional cost to Schwab, the parties will mutually agree in good faith on selected content areas within the Armchair Site that will be placed on a custom site that Schwab may link to from its Web site at its discretion. Advertising and branding on the custom site will be limited to Schwab except that Armchair Millionaire branding as it exists on the Armchair Site will be permitted.

6. Reporting Requirements

So that Schwab may monitor market performance and make program adjustments, iVillage will provide to Schwab timely and accurate reports every thirty (30) days as follows:

     (a)  Total number of page views on a Schwab sponsored area;

     (b)  Number of "hyperlink clickthroughs" on Schwab content;

     (c)  Number of clickthroughs to Schwab from a banner advertisement; and

     (d) iVillage will use its best efforts to provide any user feedback on Schwab obtained from the message boards and chat areas on the Armchair Site.

So that iVillage may monitor new Schwab account openings, Schwab will provide to iVillage timely and accurate reports every thirty (30) days of new account openings related to the Armchair Site. If iVillage reasonably believes that such reports may be inaccurate, Schwab will permit iVillage to audit such reports.

7. Advertising Impressions and Marketing Campaigns

     (a) iVillage guarantees Schwab a minimum of [*] impressions during each year of this Agreement on the Armchair Site delivered in the form of promotional banner advertisements. These banner impressions may appear in the Armchair Site or other iVillage Sites as mutually agreed upon in good faith by the parties.

     (b) iVillage will include Schwab in its print marketing campaigns and online marketing activities as mutually agreed upon in good faith by the parties.

8. Performance Objectives

     (a) During the term of the Agreement, the parties' expect Schwab to obtain the following number of new accounts ("Account Goals") a result of the activities contemplated hereunder on the Armchair
          Site:

[*] Confidential treatment requested.

     (i)    [*] new accounts in the first year following the Launch Date;

     (ii) [*] additional new accounts in the second year following the Launch Date;

     (iii) [*] additional new accounts in the third year following the Launch Date;

     (iv)   [*] new accounts in the first six months following the Launch Date.

(b) If Schwab's Account Goals are not met Schwab shall be entitled to a fee reduction or cash payment as follows:



Unmet Account Goals Percentage            Year One         Year Two          Year Three
------------------------------            --------         --------          ----------
[*] percent                                $[*]             $[*]              $[*]
[*] percent                                $[*]             $[*]              $[*]
[*] percent                                $[*]             $[*]              $[*]
[*] percent                                $[*]             $[*]              $[*]
[*] percent                                $[*]             $[*]              $[*]
[*] percent                                $[*]             $[*]              $[*]
[*] percent                                $[*]             $[*]              $[*]
[*] percent                                $[*]             $[*]              $[*]
[*] percent                                $[*]             $[*]              $[*]
[*] percent                                $[*]             $[*]              $[*]


(c)  If iVillage owes Schwab a fee reduction or cash payment pursuant to
     Section 5(d) or (e) of the Agreement:

     (i) in excess of [*] for the first year of this Agreement, such amount may be reduced by a maximum credit of [*] if iVillage delivers at least 30 million banner advertising impressions in the year preceding the first-year Calculation Date;

     (ii) in excess of [*] for the second year of this Agreement, such amount may be reduced by a maximum credit of [*] if iVillage delivers at least 30 million banner advertising impressions in the year preceding the second-year Calculation Date;

    (iii) in excess of [*] for the third year of this Agreement, such amount may be reduced by a maximum credit of [*] if iVillage delivers at least 30 million banner advertising impressions in the year preceding the third-year Calculation Date.

[*] Confidential treatment requested.

               (d) If iVillage fails to deliver [*] impressions in any year and the fee reduction or cash refund it owes to Schwab exceeds the amount stated in Paragraph 8(c) of this Exhibit A for that year, then iVillage shall be entitled to a partial credit of any fee reduction or cash payment due to Schwab for actual impressions delivered based upon a [*] cost per thousand impressions. iVillage is not entitled to any credit against any fee reduction or cash payment owed to Schwab if it delivers less than 18 million impressions in the year preceding the Calculation Date.

     (e) Any fee reduction or cash payment owed to Schwab may be further reduced by [*]%, if Schwab is unable to demonstrate to iVillage that it can accurately track online account opening activity at its Web site resulting from clickthroughs to Schwab's Web site from the Armchair Site.

8. Schwab Promotional Activities

During the term of the Agreement, Schwab will provide promotional support for the Armchair Site through a variety of online and off-line marketing activities, such as customer collateral, online banner and links from other interactive mediums.

[*] Confidential treatment requested.

                                                                      Exhibit B


                           Customer Service Exhibit

(1) iVillage Service Support Escalation:

In the event that Schwab Customer Service needs to escalate a question or issue to iVillage, iVillage shall provide a staffed phone number for use by the Schwab Help Desk. The Help Desk shall use this number for such issues as escalating customer reports of iVillage outages or other issues. iVillage shall respond with available information, including the status of any technical issues, so that the Help Desk can alert Schwab Customer Reps.

Phone number:                                     (iVillage to fill in)
              ------------------------------------

Hours of Operation:
                   -------------------------------

Pager number:
              ------------------------------------

Hours On Call:
               -----------------------------------

(2) Schwab Customer Phone Calls and Email:



If a customer calls or emails iVillage an inquiry that pertains to any Schwab accounts or services, or if a user calls or emails iVillage with an inquiry regarding investing or brokerage activities, iVillage will refer the customer or user to contact Schwab directly. iVillage shall not reply to the inquiry on Schwab's behalf refer any user to another securities brokerage firm or other investment services provider.

o Email: iVillage shall send a reply to the customer email within 24 hours, instructing the customer to contact Schwab directly, and will include Schwab Contact Information as appropriate.

o Phone: iVillage shall instruct customers to contact Schwab directly via the appropriate Schwab Contact Information.


Schwab Contact Information:

o    By Telephone:

     o General Inquiries: For additional information on Schwab's products and services, or to sign up your Schwab account for web access through Schwab's Web site at www.schwab.com, please call our 24 hour Customer Service: 1-800-435-4000

     o U.S. Technical Support: For assistance with Schwab's Web site (www.schwab.com) or software, please call
                    1-800-334-4455
          Hours of Operation:
                    Mon. - Fri. 6am - 7pm PST
                    Sat. - Sun. 8am - 4:30pm PST

     o    e.Schwab: For more information on e.Schwab, please call
                   1-800-e.Schwab (1-800-367-4922)
          Hours of Operation:
                   Mon. - Fri. 6am - 7pm PST
                   Sat. - Sun. 8am - 4:30pm PST

     o For customers outside of the U.S.: For general inquiries and technical support for customers outside of the U.S., please call
                   1-602-852-3500
          Hours of Operation:
                   Mon. - Fri. 9am - 6pm, EST

     o    By email

          o Schwab customers may email Schwab Customer Service by logging on to the Customer Center on the Schwab Web site at www.schwab.com Web site. To set up your Schwab Account for Web access, please call the General Inquiries phone number above. Customer emails will be responded to within approximately 24 hours.

(3) Schwab Service Support:

If iVillage Customer Service needs to contact Schwab for assistance with Customer Service, the iVillage Customer Service Escalation Contact Person may call the Schwab Customer Service Help desk at 1-888-362-7778. This contact is for iVillage to Schwab Customer Service use only; no customers shall be given the number or transferred to Schwab on this number.
Phone number: 1-888-362-7778
Hours of Operation: Mon. - Fri. 6am - 7pm PST
                    Sat. - Sun. 8am - 4:30 pm PST


(4) Hours of Operation:

Schwab Customer Service Hours of Operation are as noted in section (2) above. iVillage Customer Service Hours of Operation shall be:

Phone Support (Customers):
                           --------------------------

Email support (Customers):
                           --------------------------

Email response time goal:                            (e.g. will reply to emails
                           --------------------------

within 24 hours of receipt).

                                    ADDENDUM
                                    --------

         THIS ADDENDUM to that certain Online Services Agreement (Agreement") dated December 19, 1997, by and between iVillage, Inc. ("iVillage") and Charles Schwab & Co., Inc. ("Schwab") is made as of June 29, 1998, and is incorporated into and made a part of the Agreement.

         WHEREAS, in Exhibit A, Section 4(a) of the Agreement the parties contemplated that subject to iVillage's consent, Schwab may sponsor and/or host live Investment Forums ("Investment Forums") on the Armchair Site;

         WHEREAS, Schwab wishes to commence the Investment Forums and iVillage has agreed to allow Schwab to hold the Investment Forums on the Armchair Site during the term of the Agreement.

         NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS WITH RESPECT TO THE INVESTMENT FORUMS ON THE ARMCHAIR SITE:

1. At least once each month, or more frequently if the parties mutually agree to do so, iVillage shall provide to Schwab, without additional charge, an online auditorium on the Armchair Site that will enable Schwab to hold the Investment Forums" - -, which are live, moderated, interactive events organized and sponsored by Schwab (the "Investment Forums"). The online auditorium will accommodate a commercially reasonable number of unique, concurrent attendees, subject to server capacity and technological capabilities. Schwab shall have sole discretion in selecting all Forum topics, guests and moderators subject to iVillage's reasonable approval. Schwab, or a moderator selected by Schwab, shall be entitled to host the Investment Forums. Unless approved in advance by Schwab, iVillage will not display any advertising in the Schwab event auditoriums. Schwab may post promotional dynamic messages relating to its services within the Schwab event auditorium during the Investment Forums. At the end of each Forum, iVillage will display messages encouraging attendees to visit the Investor Center on the Armchair Site, the Schwab site or other sites designated by Schwab As between Schwab and iVillage, Schwab shall own all content related to the Investment Forums, including but not limited to, copyright or other intellectual property rights of all prepared text, questions, answers or transcripts of the Investment Forums ("Schwab Forum Content"), except that iVillage may make use of reasonable excerpts of the Schwab Forum Content subject to Schwab's reasonable approval.

2. The online auditorium technology platform supplied by iVillage to Schwab will provide Schwab and its host the opportunity to field and screen questions of attendees and attendees an opportunity to interact with the host of the Investment Forums. iVillage also agrees to furnish to online users, through download capabilities or otherwise, all software and technical support needed to enable users to attend such Investment Forums. iVillage will include on each user's "entry page" to each Forum a release and disclosure, the wording of which will be mutually agreed upon in good faith by the parties.

3. iVillage expects, but is not obligated, to promote the Investment Forums on various areas of the Armchair Site, including, but not limited to, the Investor Center, and on other iVillage Web sites. All such promotions will mention that the Investment Forums are part of a series sponsored by Schwab and will direct users to a page that describes the upcoming event(s) and encourages users to download the software needed to enable users to attend such Investment Forums.

4. iVillage will post and archive each Forum transcript on the Armchair Site within two (2) business days after the transcript is provided by Schwab and allow visitors to the Site to view the transcripts. iVillage will also post a topical index of all Investment Forums and allow visitors to view archived transcripts from prior Investment Forums;

5. So that Schwab may monitor market performance and make program adjustments, iVillage will provide to Schwab timely and accurate reports as follows:

         (a)      Total number of non-unique attendees at each Forum within five
                  (5) business days following the Forum;

         (b) Total number of page views of each Forum transcript posted after a Forum, with a breakdown by Forum event transcript viewed;

         (c) Total number of Forum "entry page" views, from the Investor Center and any other areas where the Forum "entry page" is linked.

6. During the term of the Agreement, iVillage will not permit any other party to hold Investment Forums or other events on the Armchair Site if such party is reasonably deemed to offer securities brokerage, investing or mutual fund services in competition with Schwab. Further, iVillage will not permit Investment Forums or events by any party on topics related to securities brokerage, investing or financial services during any portion of the time that Schwab is holding such an event on the Armchair Site.

7. The terms and conditions of the Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

iVillage, Inc.                   Charles Schwab & Co., Inc.

By: /s/ Steve Elkes              By: Illegible
    -------------------------       --------------------------------------------

Its: V.P. Finance                Its: VP Electric Brokerage Business Development
    -------------------------       --------------------------------------------

Date: 6/30/98                    Date: 6/29/98
    -------------------------       --------------------------------------------

                                 ADDENDUM NO. 2
                                 --------------

         THIS ADDENDUM to that certain Online Services Agreement ("Agreement') dated December 19, 1997, by and between iVillage, Inc. ("iVillage") and Charles Schwab & Co., Inc. ("Schwab") is made as of June 29, 1998, and is incorporated into and made a part of the Agreement.

         WHEREAS, iVillage provides information related to planning for educational expenses to visitors to its proprietary Web sites, including but not limited to, its ParentSoup(Registered) Site (url:http://www.parentsoup.com) ("Content Areas");

         WHEREAS, Schwab has developed and owns certain content and software related to its College Saver(Trademark) Program, including, but not limited to, its College Saver Online Planning Tool (the "CS Tool"). The CS Tool is comprised of two elements: the Calculations (including assumptions) and the Presentation;

         WHEREAS, iVillage wishes to license the CS Tool for use by visitors to its Content Areas and Schwab is willing to license use of the CS Tool to iVillage for this purpose subject to the terms and conditions set forth below.

         NOW THEREFORE, the parties agree as follows with respect to use of the CS Tool on the Content Areas:

1. During the term of the Agreement, Schwab hereby grants iVillage a worldwide, nonexclusive, revocable, nontransferable fully-paid up and royalty-free license to use and distribute to end users of the Content Areas the object code version of the CS Tool and to reproduce copies of the CS Tool only to the extent necessary to accomplish the foregoing.

2. Subject to the terms set forth in Sections 1, 2 and 3 of the Agreement, iVillage will include Schwab Marks in each Content Area in which the CS Tool is used. Schwab shall have the right to approve the location of the CS Tool and the Schwab Marks within the Content Areas.

3. iVillage may, in its discretion and at its own expense, change only the Presentation element of the CS Tool to be consistent with the Content Areas.

4. At is own expense, iVillage will perform updates to and modifications of the Calculations element of CS Tool on the Content Areas as they are provided by Schwab.

5. iVillage will promote the CS Tool and the Content Areas through hyperlinks or banner advertisements from other areas of the iVillage Web sites.

6. Any new accounts obtained by Schwab through the use of the CS Tool in the Content Areas will be counted towards the Account Goals set forth in paragraph 8 of Exhibit A to the Agreement.

7. iVillage's reporting obligations as set forth in Section 6 of Exhibit A of the Agreement shall also apply to end user use of the CS Tool in the Content Areas.

8. The CS Tool, any Informational Material or Schwab Content that appears in the Content Areas is Schwab's exclusive property and may not be sold, licensed, copied, distributed or divulged, except as provided in
         Section 1 of this Addendum or elsewhere in the Agreement, without Schwab's prior written permission.

9. THE CS TOOL IS PROVIDED "AS IS," WITHOUT WARRANTY OF ANY KIND. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, SCHWAB AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

10. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

11. The terms and conditions of the Agreement remain in full force and effect.

IN )WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

iVillage, Inc.                                 Charles Schwab & Co., Inc.

By: /s/ Steve Elkes              By: Illegible
    -------------------------       --------------------------------------------

Its: V.P. Finance                Its: VP Electric Brokerage Business Development
    -------------------------       --------------------------------------------

Date: 6/30/98                    Date: 6/29/98
    -------------------------       --------------------------------------------

                              Amendment Number One
                                       to
                            Online Services Agreement

         This First Amendment ("First Amendment") to that certain Online Services Agreement dated December 19, 1997 ("Agreement"), by and between iVillage, Inc. ("iVillage") and Charles Schwab & Co., Inc. ("Schwab") is made effective as of December 19, 1997 ("Amendment Effective Date"), and is incorporated into and made a part of the Agreement.

1. The following replaces subparagraphs 9c) and (d) of Paragraph 8 ("Performance Objectives"), Exhibit A of the Agreement:

     8.   Performance Objectives

     (c) If iVillage owes Schwab a fee reduction or cash payment pursuant to
         Section 5(d) or (e) of the Agreement, a maximum rebate may apply:

         (i) if iVillage delivers at least [*] banner advertising impression in the year preceding the first-year Calculation Date, the maximum rebate that will be due to Schwab for unmet Account Goals is [*], in the form of cash or credit.

         (ii) If iVillage delivers at least [*] banner advertising impressions in the year preceding the second-year Calculation Date, the maximum rebate that will be due to Schwab for unmet Account Goals is [*], in the form of cash and credit.

         (iii) if iVillage delivers at least [*] advertising impressions in the year preceding the third-year Calculation Date, the maximum rebate that will be due to Schwab for unmet Account Goals is [*], in the form of cash or credit.

     (d) If iVillage fails to deliver [*] in any year and the fee reduction or cash refund it owes Schwab exceeds the amount stated in Paragraph 8(c) of this Exhibit A for that year, then iVillage shall be entitled to a partial credit of any fee reduction or cash payment due to Schwab for actual impressions delivered exceeding [*] based upon a [*] cost per thousand impressions, up to a maximum fee reduction or cash payment owed to Schwab of [*], with a limitation that the applied credit will reduce the maximum fee reduction or cash payment owed to Schwab of [*]. iVillage is not entitled to any credit against any fee reduction or cash payment owed to Schwab if it delivers less than [*] impressions in the year preceding the Calculation Date.

2. Capitalized terms used but not defined herein shall having the meaning ascribed to them in the Agreement.

                    [*] Confidential treatment requested.

3. Except as amended herein, the remaining terms and conditions of the Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Amendment Effective Date.

iVILLAGE, INC.                              CHARLES SCHWAB & CO., INC.

By:   /s/ Steve Elkes                       By:    /s/ [ILLEGIBLE]
      ---------------------------                  ---------------------------
Its:  Vice President                        Its:   VP Electric Brokerage
      ---------------------------                  ---------------------------
Date: 6/29/98                               Date:  6/29/98
      ---------------------------                  ---------------------------